Exhibit 99.1

Ørsted and Eversource Enter 50-50 Partnership Agreement on

Key Offshore Wind Assets in the Northeast

BOSTON, February 8, 2019 -- Ørsted, the global leader in offshore wind, and Eversource, New England's largest energy company and premier electric transmission builder, today announced that they have entered into a 50-50 partnership for key offshore wind assets in the Northeast. Eversource is paying approximately $225 million USD for a 50 percent interest in Ørsted’s Revolution Wind and South Fork Wind Farm projects, as well as the 257-square-mile tract off the coasts of Massachusetts and Rhode Island. Ørsted acquired all three assets in November 2018 as part of its Deepwater Wind transaction.

This transaction builds upon the companies’ Bay State Wind partnership, which is a 50-50 collaboration on a separate 300-square-mile ocean tract adjacent to the Deepwater Wind area. Together, Bay State Wind and the Deepwater Wind lease sites jointly owned by Eversource and Ørsted could eventually host at least 4,000 megawatts of offshore wind. The two companies will jointly manage permitting requirements for upcoming projects and will honor all planned local investments and agreements entered prior to this partnership.

“We are excited to have Eversource join us as we embark on the creation of the strongest U.S. offshore wind platform,” said CEO of Ørsted U.S. Offshore Wind and President of Ørsted North America Thomas Brostrøm. “With their expansive knowledge of the energy market throughout the region, and by building on both company’s community outreach programs, we are on track to ensure that the Northeast will be the North American hub for offshore wind energy.”

“Offshore wind will provide a growing and critical source of zero-carbon energy in a region with very aggressive carbon reduction and renewable energy goals,” said Eversource Executive Vice President for Enterprise Energy Strategy and Business Development Lee Olivier. “This transaction solidifies our partnership as the strongest developer of offshore wind in the Northeast and is consistent with Eversource’s efforts to be a key catalyst for clean energy development in our region.”

In addition to the ocean tract, the partnership includes the following active offshore wind projects:

•

Revolution Wind (700MW), located approximately 15 miles south of the Rhode Island coast, will deliver power to Rhode Island (400MW) and Connecticut (300MW). Revolution Wind is expected to reduce CO2 emissions by millions of tons of carbon dioxide a year, and it will generate enough energy to power more than 400,000 homes. Subject to permitting, finalized power purchase agreements and final investment decisions by Ørsted and Eversource, Revolution Wind is expected to be commissioned in 2023.

•

South Fork Wind Farm (approximately 130MW), located 35 miles east of Long Island, will interconnect into eastern Long Island where it will deliver power to households under a long-term power purchase agreement with the Long Island Power Authority. This wind farm will be the largest source of renewable energy on Long Island, which will help the towns of East Hampton and Southampton meet their 100% renewable energy goals, and New York State achieve its ambitious clean energy mandate. South Fork will generate enough energy to power 70,000+ homes. Subject to permitting, further development, and final investment decisions by Ørsted and Eversource, South Fork is expected to be commissioned by the end of 2022.

Creating the leading offshore wind platform in the Northeast

Massachusetts
Rhode Island
Connecticut
New York
Revolution Wind
South Fork Wind Farm
Lease Area
Bay State Wind
Development projects
Projects with revenue contracts secured/soon to be secured

Ørsted

EVERSOURCE ENERGY

This expanded partnership will continue to work closely with the local communities where these projects exist, and will honor all existing commitments currently in place as the two companies work collaboratively to deliver a clean energy transformation to homes and businesses throughout the region.

Ørsted and Eversource have the strong financial capability, deep local knowledge and the offshore wind development experience needed to invest in the life of these projects, with Ørsted’s financial footing allowing the company to self-fund all projects. Eversource expects to finance the projects in a manner that maintains strong investment-grade credit ratings.

Addressing the realities of global warming requires strong leadership with a proven track record. As early movers in the U.S. offshore wind business, this partnership represents the best option for future offshore wind solicitations, which are expected in Connecticut, Massachusetts, New York and Rhode Island.

About Ørsted

Ørsted delivers clean, renewable energy along the US Eastern Seaboard. Through Ørsted US Offshore Wind, the company operates Block Island Wind Farm, America’s first offshore wind farm, and has a comprehensive geographic coverage with the largest pipeline of development capacity, totaling over 8GW in seven states. It is jointly headquartered in Boston, Massachusetts and Providence, Rhode Island and employs over 100 people.

The Ørsted vision is a world that runs entirely on green energy. Ørsted develops, constructs and operates offshore and onshore wind farms, bioenergy plants and innovative waste-to-energy solutions and provides smart energy products to its customers. Headquartered in Denmark, Ørsted employs 6,080 people. Ørsted’s shares are listed on Nasdaq Copenhagen (Orsted). In 2018, the group’s revenue was DKK 76.9 billion (EUR 10.7 billion). For more information on Ørsted, visit orsted.com or follow us on Facebook, LinkedIn, Instagram and Twitter.

About Eversource

Eversource (NYSE: ES) transmits and delivers electricity and natural gas and supplies water to approximately 4 million customers in Connecticut, Massachusetts and New Hampshire. Recognized as the top U.S. utility for its energy efficiency programs by the sustainability advocacy organization Ceres, Eversource harnesses the commitment of about 8,000 employees across three states to build a single, united company around the mission of safely delivering reliable energy and water with superior customer service. For more information, please visit our website (http://www.eversource.com) and follow us on Twitter (@EversourceCorp) and Facebook (facebook.com/EversourceEnergy). For more information on our water services, visit www.aquarionwater.com.

CONTACTS

Ørsted

Media Inquiries:

Lauren Burm

617-309-8730

laubu@orsted.com

Eversource

Media Inquiries:

Caroline Pretyman

617-424-2460

caroline.pretyman@eversource.com

Investor Inquiries:

Jeff Kotkin

860-665-5154

Jeffrey.kotkin@eversource.com

# Creating the leading offshore wind platform in the Northeast

Ørsted
EVERSOURCE ENERGY

## Revolution Wind

Connecticut
Rhode Island

Revolution Wind is a 700 MW project, located approximately 15 miles south of the Rhode Island coast. Revolution Wind is expected to reduce CO2 emissions by millions of tons of carbon dioxide a year – the same as taking nearly 100,000 cars off the road! Subject to permitting, completing the power purchase agreements process and final investment decisions by Ørsted and Eversource, Revolution Wind is expected to be commissioned in 2023.

In **Rhode Island**, 400 MW of energy will power 270,000 homes, provide 800+ construction jobs, and provide $40 million in Rhode Island Port infrastructure improvements.

In **Connecticut**, 300 MW of energy will power 150,000 homes, provide 300+ construction jobs, and provide at least $15 million in direct investment for the New London State Pier.

## South Fork Wind Farm

Long Island

Bringing approximately 130 MW to Long Island, South Fork Wind Farm is the most cost-effective solution to the community's need for new sources of power. This wind farm will be the largest source of renewable energy on Long Island, which will help the Towns of East Hampton and Southampton meet their 100% renewable energy goals, and New York State achieve its statutory goal of 50% clean energy.

## Bay State Wind

Bay State Wind is a proposed offshore wind project launched in 2016, and represents the beginning of a 50-50 partnership between Ørsted and Eversource. The lease is a separate 300-square-mile tract located 25 miles off the Massachusetts South Coast, and 15 miles off the coast of Martha's Vineyard. This project has the potential to generate up to 2 GW of clean, renewable energy.

Massachusetts
Rhode Island
New York
Connecticut
Development projects
Projects with revenue contracts secured/soon to be secured
Revolution Wind
South Fork Wind Farm
Lease Area
Bay State Wind

# Lease Tracts

Ørsted and Eversource are early-movers in the offshore wind energy, and their timely partnership allows them to co-own prime offshore real estate. The 257-square-mile tracts off the coasts of Massachusetts and Rhode Island (leases OCS-A 0486 and OCS-A 0487), are adjacent to the Ørsted and Eversource jointly-owned Bay State Wind lease. Taken together, these three leases could eventually host at least 4,000 megawatts of offshore wind.

The Revolution Wind and South Fork projects will be served from wind turbines to be constructed in these lease tracts. Future offshore wind solicitations are expected in Connecticut, Massachusetts, New York and Rhode Island, and this partnership represents the best option for offshore wind solicitations as the two can implement lower development and operational costs.

# Ørsted

Find us on: @OrstedNA

orsted.com

# Eversource

Find us on: @EversourceCorp EversourceEnergy

eversource.com

Ørsted

EVERSOURCE ENERGY